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                                                                    EXHIBIT 99.1

                     NEENAH FILES ANNUAL REPORT WITH THE SEC

              COMPANY SCHEDULES CONFERENCE CALL TO DISCUSS RESULTS


NEENAH, WI, December 23, 2004 - Neenah Foundry Company ("Neenah" or the "Company") announced today that it has filed its Annual Report on Form 10-K for the 12 month period ending September 30, 2004 with the Securities and Exchange Commission on Thursday, December 23, 2004. Due to the recent registration of its 11% Senior Secured Notes and the 13% Senior Subordinated Notes, the Company is required to file quarterly and annual financial reports with the SEC.

In addition to announcing the filing of the 10-K, Neenah's President & CEO, William Barrett, has also scheduled a conference call to answer questions regarding the recent filing. The conference call is scheduled for Wednesday, January 5, 2005 at 10:00 a.m. (Central Daylight Time). The call-in number information for the conference call follows:

         Dial - In Number:                  1 (888) 545-0687
         Alternate Dial - In (Intern'l):    1 (630) 691-2764
         Confirmation Number:               10646751
         Host Name:                         Bill Barrett
         Company:                           Neenah Foundry Company

         Digital Tape Replay:               1 (877) 213-9653
         Alternate Number (Intern'l)        1 (630) 652-3041
         Passcode:                          10646751#


ABOUT NEENAH FOUNDRY COMPANY

Neenah Foundry Company manufactures and markets a wide range of iron castings and steel forgings for the heavy municipal market and selected segments of the industrial markets.
Neenah is one of the larger independent foundry companies in the country, with substantial market share in the municipal and various industrial markets for gray and ductile iron castings and forged steel products. Additional information about Neenah is available on the Company's web site at www.nfco.com.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company's results to differ materially from current expectations include material disruptions to the major industries served by the Company; as well as other factors listed in the Company's Form 10-K for the year ended September 30, 2004. Unless required by law, the Company does not undertake any obligation to update any such statements.


CONTACTS:
Neenah Foundry Company
William Barrett
920-725-7000


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